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                                                                      Exhibit 5e

                       AMENDMENT TO DISTRIBUTION AGREEMENT

       AMENDMENT TO DISTRIBUTION AGREEMENT dated as of this 24th day of July, 2002, by and between Pacific Global Fund, Inc., a Maryland Corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), and Pacific Global Fund Distributors, Inc., a California Corporation (the "Distributor").

                                   WITNESSETH:

       WHEREAS, the Corporation and the Distributor have entered into a Distribution Agreement dated as of October 16, 1992, as amended (the "Distribution Agreement"), under which the Corporation has engaged the services of the Distributor as distributor of the Shares of the Funds; and,

       WHEREAS, the Corporation is required pursuant to section 352 of the USA PATRIOT ACT and regulations of the Department of Treasury thereunder to develop and implement an anti-money laundering compliance program ("AML Program") reasonably designed to prevent the Corporation being used to launder money or finance terrorist activities, including achieving and monitoring compliance with the applicable requirements of the Bank Secrecy Act, as amended, and implementing regulations of the Department of Treasury; and,

       WHEREAS, the Corporation has no employees and does not itself conduct any operations relating to transactions with shareholders that could be the subject of an AML Program, and conducts such operations solely through its transfer agent, Pacific Global Investors Services, Inc., and its affiliated principal underwriter, the Distributor; and,

       WHEREAS, the Distributor is itself subject to the requirement under section 352 of the USA PATRIOT ACT to develop and implement an AML Program, and the Distributor has provided copies of its written policies and procedures to the Corporation;

       NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and in the Distribution Agreement, the parties hereto, intend to be legally bound, hereby agree to amend the Distribution Agreement as follows:

       1. The Distribution Agreement is amended by the insertion of Sections 14 and 15 as follows:

              SECTION 14 The Distributor agrees to implement and operate an AML Program on behalf of the Corporation (the "Corporation AML Program") as such Program pertains to shareholder transactions effected through services provided by the Distributor. The Distributor agrees that the Corporation AML Program will be reasonably designed to prevent the Corporation from being used for money laundering or the financing of terrorist activities and to achieve and monitor compliance with the applicable requirements of the Bank Secrecy Act (31 U.S.C. Sections 5311 ET SEQ.) and the implementing regulations thereunder.

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              SECTION 15   The Distributor agrees to maintain and preserve
       reasonable records pertaining to the implementation and operation of the Corporation AML Program. The Distributor consents, upon reasonable notice, (a) to make information and records regarding the operation of the Corporation AML Program available to the U.S. Securities and Exchange Commission (the "SEC") for review and (b) to make the Corporation AML Program available for inspection by the SEC.

       2. This Amendment shall not change any other term or provision of the Distribution Agreement and such other terms and provisions shall remain in full force and effect.

       3. Except as otherwise stated herein, capitalized terms used herein shall have the meaning set forth in the Distribution Agreement.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be herewith affirmed, as of the day and year first above written.

ATTEST:                             PACIFIC GLOBAL FUND INC.
                                    d/b/a PACIFIC ADVISORS FUND INC.


/s/ William Sileo                   /s/ George A. Henning
--------------------------          ---------------------------------

ATTEST:                             PACIFIC GLOBAL FUND INC.
                                    DISTRIBUTORS, INC.


/s/ Catherine L. Henning            /s/ Barbara A. Kelley
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